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                                                                       EXHIBIT 5


[SHERWIN-WILLIAMS LOGO]
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THE SHERWIN-WILLIAMS COMPANY
101 Prospect Avenue, N.W.
Cleveland, Ohio  44115
Phone:  (216) 566-2200

Louis E. Stellato
Vice President, General Counsel
and Secretary


                                  May 14, 2003



The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio  44115

         Re:  The Sherwin-Williams Company Employee Stock
                  Purchase and Savings Plan

Ladies and Gentlemen:

         As General Counsel for The Sherwin-Williams Company, an Ohio corporation ("Sherwin-Williams"), I am delivering this opinion for use as an Exhibit to the Registration Statement on Form S-8 of Sherwin-Williams (the "Registration Statement") to be filed on or about May 14, 2003 with the Securities and Exchange Commission (the "SEC") to register an additional 12,000,000 shares of common stock of Sherwin-Williams, par value $1.00 per share (the "Shares"), in connection with The Sherwin-Williams Company Employee Stock Purchase and Savings Plan (the "Plan"), which Shares under the terms of the Plan may be original issuance securities.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

         I have examined such records, certificates and other documents that I have considered necessary or appropriate for the purpose of this opinion.

         Based upon the foregoing, I am of the opinion that the Shares, when acquired by the Plan participants in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable. This opinion is limited to original issuance securities, if any, acquired pursuant to the terms of the Plan after the date of this opinion.
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May 14, 2003
Page 2

         I consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving my consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.


                                Very truly yours,


                                /s/ L.E. Stellato